EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
To the Board of Directors
HSBC Finance Corporation

We consent to the incorporation by reference in the Registration Statements No. 33-64175, No. 333-14459, No. 333-47945, No. 333-33240, No. 333-56152, No. 333-61964, No. 333-73746, No. 333-75328, No. 333-85886, No. 33-57249, No. 333-60510, No. 333-120494, No. 333-120495, No. 333-120496 and No. 333-128369 on Form S-3, Registration Statements No. 333-130580 and No. 333-156219 on Form S-3ASR, and Registration Statement No. 333-174628 on Form S-4 of HSBC Finance Corporation (the “Company”) of our report dated March 4, 2013, with respect to the consolidated balance sheet of the Company as of December 31, 2012 and 2011, and the related consolidated statements of income (loss), comprehensive income (loss), changes in the shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of the Company.
Our report refers to the Company's adoption of the provisions of Accounting Standards Update No. 2011-02-Receivables (Topic 310): A Creditor's Determination of Whether a Restructuring Is a Troubled Debt Restructuring, in the third quarter of 2011.

/s/    KPMG LLP
Chicago, Illinois
March 4, 2013